UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On February 23, 2009, Telik, Inc. (the “Company”) notified the NASDAQ Stock Market (“NASDAQ”) that, as a result of the resignation of Robert W. Frick as a member of the Company’s Board of Directors effective as of February 20, 2009, the Company’s Audit Committee was comprised of only two independent directors and therefore was not in compliance with NASDAQ Marketplace Rule 4350(d)(2)(A). The Company further notified NASDAQ that Mary Ann Gray was appointed to fill the vacancy on the Audit Committee, and that the Company had re-gained compliance with NASDAQ Marketplace Rule 4350(d)(2)(A).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 20, 2009, Robert W. Frick, a director of the Company, submitted his notice of resignation to the Board stating that he was resigning from the Board, effective on that date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: February 24, 2009	By:	/s/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and Corporate Secretary

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